Exhibit 99.1

HERITAGE COMMERCE CORP ANNOUNCES THE COMPLETION OF ITS MERGER WITH UNITED AMERICAN BANK

San Jose, California. — May 7, 2018. Heritage Commerce Corp (NASDAQ: HTBK) (“Heritage”) announced today it has completed its previously announced merger of its wholly-owned bank subsidiary Heritage Bank of Commerce with United American Bank (“United American”) effective as of the close of business on May 4, 2018. United American was a full-service commercial bank located in San Mateo County with three full-service branches located in San Mateo, Redwood City and Half Moon Bay, California. The bank serviced businesses, professionals and individuals.  As of March 31, 2018, United American had $319.7 million in assets, $286.6 million in deposits, and $218.3 million in net loans.

“After receiving approval from the shareholders of United American and all regulatory approvals, we are pleased to announce the completion of the merger.  We look forward to welcoming United American customers, employees and shareholders to the Heritage family, and expect a smooth integration of our banks,” said Walter T. Kaczmarek, President and Chief Executive Officer of Heritage.  “This strategic combination is an exciting step forward as we expand our presence into San Manteo County.”

Under the terms of the merger, United American shareholders received a fixed exchange ratio of 2.1644 shares of Heritage common stock in exchange for each share of United American common stock and each common stock equivalent underlying the United American Series D Preferred Stock and Series E Preferred Stock. As a result of the merger, Heritage issued 2,826,130 shares of Heritage common stock to the former holders of United American common and Series D Preferred Stock and Series E Preferred Stock, constituting approximately 6.6% of the outstanding shares of Heritage common stock immediately after the merger. Also under terms of the merger, shareholders of the United American Series A Preferred Stock and the Series B Preferred Stock received $1,000 cash for each share.

“We are delighted to be joining Heritage and believe the combination of our two banks will generate significant synergies for our stakeholders,” said John Schrup, President and Chief Executive Officer of United American Bank.  “The combination allows us to partner with a strong franchise that is focused on providing excellent customer service and has a deep commitment to the communities where it operates.”

ATBancorp, a bank holding company headquartered in Dubuque, Iowa owned approximately 83% of United American’s common stock and all of its preferred stock prior to the closing.  ATBancorp owns approximately 5.4% of the issued and outstanding Heritage common stock following the merger with United American.

Keefe, Bruyette & Woods, Inc. was the financial advisor to Heritage in the transaction. Buchalter, a professional corporation, Los Angeles, California, was legal counsel to Heritage. Sandler O’Neill + Partners, L.P. acted as financial advisor to United American. Sheppard Mullin Richter & Hampton LLP, San Francisco, California was legal counsel to United American.  Barack Ferrazzano Kirschbaum & Nagelberg LLP, Chicago, Illinois was legal counsel to ATBancorp.

About Heritage Commerce Corp and Heritage Bank of Commerce

Heritage Commerce Corp, a California corporation organized in 1998, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Heritage provides a wide range of banking services through Heritage Bank of Commerce, a wholly-owned subsidiary. Heritage Bank of Commerce is a California state-chartered bank headquartered in San Jose, California and has been conducting business since 1994. Heritage Bank of Commerce is a multi-community independent bank that offers a full range of commercial banking services to small and medium-sized businesses and their owners and employees. With the addition of United American’s three branch offices, Heritage Bank of Commerce operates through 16 full service branch offices located in the counties of Santa Clara, Alameda, Contra Costa, San Benito, and San Mateo, which are in the southern, eastern, and western regions of the general San Francisco Bay Area of California.  Heritage Bank of Commerce has applied to close the San Ramon and Half Moon Bay offices in the third quarter of 2018.  Heritage Bank of Commerce’s market includes the headquarters of a number of technology based companies in the region commonly known as “Silicon Valley.”

Forward-Looking Statement Disclaimer

These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results.  Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission, Item 1A of Heritage’s Annual Report on Form 10-K, and the following: (1) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, high unemployment rates and overall slowdowns in economic growth should these events occur; (2) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (3) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (4) volatility in credit and equity markets and its effect on the global economy; (5) changes in the competitive environment among financial or bank holding companies and other financial service providers; (6) changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits; (7) our ability to develop and promote customer acceptance of new products and services in a timely manner; (8) risks associated with concentrations in real estate related loans; (9) an oversupply of inventory and deterioration in values of California commercial real estate; (10) a prolonged slowdown in construction activity; (11) other than temporary impairment charges to our securities portfolio; (12) changes in the level of nonperforming assets and charge-offs and other credit quality measures, and their impact on the adequacy of Heritage’s allowance for loan losses and Heritage’s provision for loan losses; (13) our ability to raise capital or incur debt on reasonable terms; (14) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to Heritage; (15) changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases, among others; (16) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (17) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking”

and identity theft; (18) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (19) risks of loss of funding of Small Business Administration or SBA loan programs, or changes in those programs; (20) effect and uncertain impact on Heritage of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated by supervisory and oversight agencies implementing the new legislation; (21) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (22) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (23) costs and effects of legal and regulatory developments, including resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (24) availability of and competition for acquisition opportunities; (25) risks associated with the United American Bank merger, including obtaining related regulatory approvals and shareholder approvals, and the integration of Tri-Valley Bank and United American Bank; (26) risks resulting from domestic terrorism; (27) risks of natural disasters and other events beyond our control; and (28) our success in managing the risks involved in the foregoing factors.

CONTACT:

Heritage Commerce Corp

Deborah Reuter

Executive Vice President and Investor Relations

(408) 494-4542